UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2009

BREDA TELEPHONE CORP.
(Exact name of registrant as specified in its charter)

Iowa	0-26525	42-0895882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 East Main, P.O. Box 190, Breda, Iowa	51436
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (712) 673-2311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMEPNSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)       Steve Frickenstein, Breda's chief executive officer, will retire effective as of the close of business on June 30, 2009. Charles Deisbeck, Breda's chief operating officer, will replace Mr. Frickenstein as the chief executive officer effective July 1, 2009, and Mr Deisbeck will cease to serve as Breda's chief operations officer at that time.

(c)       Breda entered into an Employment Agreement with Charles Deisbeck on June 9, 2009, pursuant to which Mr. Deisbeck will be employed as the chief executive officer of Breda effective on July 1, 2009.

Mr. Deisbeck's yearly salary will be $136,000 during the first year (i.e., July 1, 2009 through June 30, 2010) of the Employment Agreement. Mr. Deisbeck's yearly salary during the second year and the third year of the Employment Agreement will be set by Breda's board of directors, but will not be less than $136,000 per year. If Mr. Deisbeck is employed on June 30 of, respectively, the fiscal years 2010, 2011 and 2012, he may receive a bonus for such fiscal year in such amount as may be determined by the board of directors of Breda. Mr. Deisbeck will also be reimbursed for reasonable expenses for promoting Breda's business, including expenses for entertainment, travel and similar items. Mr. Deisbeck will also be entitled to any employee benefits as are provided by Breda from time to time, including any retirement and health benefits as may be offered by Breda. Mr. Deisbeck is entitled to four weeks of paid vacation per year under the Employment Agreement.

The term of the Employment Agreement is from July 1, 2009 through June 30, 2012. Breda may terminate the Employment Agreement at any time by giving 60 days written notice to Mr. Deisbeck. In that circumstance, Mr. Deisbeck will be paid a severance allowance on the date of termination, with the amount of the severance allowance depending upon when the termination occurs. If the termination occurs during the first year of the Employment Agreement, the severance allowance will be equal to six months of Mr. Deisbeck's regular salary, with the amount being lowered to four months of his regular salary if the termination occurs during the second year of the Employment Agreement, and being reduced to two months of his regular salary if the termination occurs during the third year of the Employment Agreement.

Mr. Deisbeck may also terminate the Employment Agreement at any time by giving 60 days notice to Breda. Mr. Deisbeck will not receive any severance allowance in that circumstance.

The Employment Agreement may also be terminated by Breda for cause upon five days written notice to Mr. Deisbeck. Mr. Deisbeck will not receive any severance allowance in this circumstance.

The Employment Agreement may also be terminated by Breda if Mr. Deisbeck is absent from his employment by reason of illness or other incapacity for more than 20 consecutive weeks. Breda will pay Mr. Deisbeck compensation during any period of illness or incapacity in accordance with Breda's sick pay policy as then in effect. Mr. Deisbeck will not receive any severance allowance if his employment is terminated because of his illness or disability.

The Employment Agreement also includes a confidential information covenant and a noncompete covenant. The noncompete covenant applies during the term of the Employment Agreement and for a period of one year after the termination of the Employment Agreement, and provides that Mr. Deisbeck will not enter into or engage in any business competitive with that of Breda within a 50 mile area in which Breda is then doing business or solicit or attempt to solicit any of Breda's customers with the intent or purpose to provide them with competitive goods or services.

Mr. Deisbeck was an operations manager at Choice One Communications in Milwaukee, Wisconsin from September, 2000, to October, 2002. He served as the operations manager at Red River Telephone Company in Abercrombie, North Dakota, from October, 2002, until June 30, 2006. Mr. Deisbeck has served as the chief operations officer for Breda since July 1, 2006. He has held various plant operations positions in the telecommunications industry since 1988. Mr. Deisbeck is 42 years old.

Breda entered into an Employment Agreement with Kevin Batcher on June 9, 2009, pursuant to which Mr. Batcher will be employed as the chief operations officer of Breda effective on July 1, 2009. Mr. Batcher will replace Mr. Deisbeck as Breda's chief operations officer.

Mr. Batcher's yearly salary will be $101,660 during the first year (i.e., July 1, 2009 through June 30, 2010) of the Employment Agreement. Mr. Batcher's yearly salary during the second year and the third year of the Employment Agreement will be set by Breda's board of directors after receiving recommendations from Breda’s chief executive officer, but will not be less than $101,660 per year. If Mr. Batcher is employed on December 31 of, respectively, the calendar years 2010 and 2011, he may receive a bonus in such amount as may be determined by the board of directors of Breda. Breda’s chief executive officer will participate in establishing a procedure for the determination of the bonus. Mr. Batcher will be paid his relocation expenses incurred in moving from Wisconsin, and Breda will pay for a rental property in Carroll County, Iowa for up to eight weeks or until Mr. Batcher closes on the sale of his home in

Wisconsin, whichever occurs first. Mr. Batcher will also be reimbursed for reasonable expenses for promoting Breda's business, including expenses for entertainment, travel and similar items. Mr. Batcher will also be entitled to any employee benefits as are provided by Breda from time to time, including any retirement and health benefits as may be offered by Breda. Mr. Batcher is entitled to four weeks of paid vacation per year under the Employment Agreement.

The term of the Employment Agreement is from July 1, 2009 through June 30, 2012. Breda may terminate the Employment Agreement at any time by giving 30 days written notice to Mr. Batcher. If Mr. Batcher is terminated without cause, Mr. Batcher will be paid a severance allowance on the date of termination in an amount equal to one year’s salary or the amount remaining to be paid under the Employment Agreement, whichever is less.

Mr. Batcher may also terminate the Employment Agreement at any time by giving 60 days notice to Breda. Mr. Batcher will not receive any severance allowance or any bonus in that circumstance.

The Employment Agreement may also be terminated by Breda for cause upon five days written notice to Mr. Batcher. Mr. Batcher will not receive any severance allowance in this circumstance.

The Employment Agreement may also be terminated by Breda if Mr. Batcher is absent from his employment by reason of illness or other incapacity for more than 20 consecutive weeks. Breda will pay Mr. Batcher compensation during any period of illness or incapacity in accordance with Breda's sick pay policy as then in effect. Mr. Batcher will not receive any severance allowance if his employment is terminated because of his illness or disability.

The Employment Agreement also includes a confidential information covenant and a noncompete covenant. The noncompete covenant applies during the term of the Employment Agreement and for a period of one year after the termination of the Employment Agreement, and provides that Mr. Batcher will not enter into or engage in any business competitive with that of Breda within a 50 mile area in which Breda is then doing business or solicit or attempt to solicit any of Breda's customers with the intent or purpose to provide them with competitive goods or services.

Mr. Batcher was the Director of Operations at One Communications, formerly Choice One Communications, in Milwaukee, Wisconsin, from 2004 until May 31, 2009. From 1999 to 2002, he was a Lead Field Services Technician for Choice One Communications, before becoming its Operations Manager from 2002 to 2004. He has held various data and informational technology management positions since 1998. Mr. Batcher is 41 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREDA TELEPHONE CORP.

Date: June 15, 2009	By:	/s/ Steve Frickenstein
Steve Frickenstein, Chief Executive Officer